Exhibit 10.2

TECO ENERGY, INC.

2010 EQUITY INCENTIVE PLAN

Restricted Stock Agreement

TECO Energy, Inc. (the "Company") and ___________________________ (the "Grantee") have entered into this Restricted Stock Agreement (the "Agreement") dated _________ under the Company's 2010 Equity Incentive Plan (the "Plan").  Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

1.  Grant of Restricted Stock; Shareholder Approval.  Pursuant to the Plan and subject to the terms and conditions set forth in this Agreement, the Company hereby grants, issues and delivers to the Grantee ____________ shares of its Common Stock (the "Restricted Stock").

2.Termination of Restrictions; Vesting.  Provided that the Grantee remains in Continuous Service through the applicable Vesting Date (as defined on Schedule A hereto), and further provided that the performance goal set forth in Schedule A has been satisfied, the Restricted Stock will vest on the earliest to occur of the events described below.  “Continuous Service” means remaining in the continuous service as an employee of the Company or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee (an "Affiliate").

(a)On the Vesting Date following the third anniversary of the date of this Agreement the restrictions on all shares of Restricted Stock will terminate;

(b)On the Vesting Date following the termination of Grantee's employment with the Company or any Affiliate because of a disability that would entitle the Grantee to benefits under the long-term disability benefits program of the Company for which the Grantee is eligible, as determined by the Committee, the restrictions on a prorated portion of shares of Restricted Stock will terminate based on the number of months Grantee was employed (with partial months rounded up to the nearest whole month) beginning on the date of this Agreement to the date of termination, divided by 36;

(c)On the Vesting Date following the termination by the Company or any Affiliate of Grantee's employment other than for Cause, the restrictions on a prorated portion of shares of Restricted Stock will terminate based on the number of months Grantee was employed (with partial months rounded up to the nearest whole month) beginning on the date of this Agreement to the date of termination, divided by 36.  For purposes of this Subsection 2(c), termination for "Cause" means any termination effected through the Company’s Positive Discipline program (or any successor thereto). (Provided, however, if termination of Grantee's employment occurs within 24 months following a Change in Control (as defined in Subsection 2(f)), or prior to a Change in Control under circumstances described in Subsection 2(f), then “Cause” shall be defined as provided in that Section.);

(d)On the Vesting Date following a termination of Grantee’s employment that the Committee determines will constitute a normal retirement for purposes of this Agreement, the restrictions on a prorated portion of shares of Restricted Stock will terminate based on the number of months Grantee was employed (with partial months rounded up to the nearest whole month) beginning on the date of this Agreement to the date of termination, divided by 36;

(e)On the Vesting Date following the Grantee's death, the restrictions on a prorated portion of shares of Restricted Stock will terminate based on the number of months Grantee was employed (with partial months rounded up to the nearest whole month) beginning on the date of this Agreement to the date of Grantee’s death, divided by 36; or

(f)On the Vesting Date following the termination of Grantee's employment other than by the Company for Cause or by Grantee without Good Reason within 24 months following a Change in Control, or prior to a Change in Control under circumstances described in the next sentence.  For purposes of this Agreement, Grantee’s employment shall be deemed to have been terminated following a Change in Control of the Company by the Company without Cause or by Grantee with Good Reason, if (i) Grantee’s employment is terminated by the Company without Cause prior to a Change in Control of the Company (whether or not such a Change in Control ever occurs) and such termination was at the request or direction of a "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who has entered into an agreement with the Company the consummation of which would constitute a Change in Control of the Company, (ii) Grantee terminates Grantee’s employment for Good Reason prior to a Change in Control of the Company (whether or not such a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such person, or (iii) Grantee’s employment is terminated by the Company without Cause or by Grantee for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control of the Company (whether or not such a Change in Control ever occurs).

(i)A "Change in Control" means a Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

(a)any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

(b)the following individuals cease to constitute a majority of the number of directors then serving:  individuals who on the date hereof constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the shareholders of the Company was approved by a vote of at least two‑thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

(d)the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets.

(ii)  "Good Reason" for termination by Grantee of Grantee’s employment shall mean the occurrence (without Grantee’s express written consent) after any Change in Control of the Company, or prior to a Change in Control of the Company under the circumstances described in the second sentence of Section 3(f) hereof (treating all references in paragraphs (a) through (h) below to a "Change in Control of the Company" as references to a "potential Change in Control of the Company"), of any one of the following acts by the Company, or failures by the Company to act:

(a)the assignment to Grantee of any duties inconsistent (except in the nature of a promotion) with the position in the Company that Grantee held immediately prior to the Change in Control of the Company or a substantial adverse alteration in the nature or status of Grantee’s position or responsibilities or the conditions of Grantee’s employment from those in effect immediately prior to the Change in Control of the Company;

(b)a reduction by the Company in Grantee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(c)the Company's requiring Grantee to be based more than fifty (50) miles from the Company's offices at which Grantee were principally employed immediately prior to the date of the Change in Control of the Company except for required travel on the Company's business to an extent substantially consistent with Grantee’s present business travel obligations;

(d)the failure by the Company to pay to Grantee any portion of Grantee’s current compensation or compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

(e)the failure by the Company to continue in effect any material compensation or benefit plan in which Grantee participate immediately prior to the Change in Control of the Company unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Grantee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Grantee’s participation relative to other participants, than existed at the time of the Change in Control;

(f)the failure by the Company to continue to provide Grantee with benefits substantially similar to those enjoyed by Grantee under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which Grantee were participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Grantee of any material fringe benefit enjoyed by Grantee at the time of the Change in Control of the Company, or the failure by the Company to provide Grantee with the number of paid vacation days to which Grantee are entitled on the basis of Grantee’s years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company;

(g)the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

(h)any purported termination of Grantee’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (iii) below (and, if applicable, the requirements of Subsection 3(c) above), which purported termination shall not be effective for purposes of this Agreement.

Grantee’s right to terminate Grantee’s employment pursuant to this Subsection shall not be affected by Grantee’s incapacity due to physical or mental illness.  Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

(iii)A "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Grantee’s employment under the provision so indicated.

(iv) For purposes of this Subsection 2(f), “Cause” means

(a) the willful and continued failure by Grantee to substantially perform Grantee’s duties with the Company (other than any such failure resulting from Grantee’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Grantee for Good Reason, each as defined in Subsection 2(f) after a written demand for substantial performance is delivered to Grantee by the Board, which demand specifically identifies the manner in which the Board believes that Grantee has not substantially performed Grantee’s duties; or

(b) the willful engaging by Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of this Subsection, no act, or failure to act, on Grantee’s part will be deemed "willful" unless done, or omitted to be done, by Grantee not in good faith and without reasonable belief that Grantee’s action or omission was in the best interest of the Company.  Notwithstanding the foregoing, Grantee will not be deemed to have been terminated for Cause unless and until there will have been delivered to Grantee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Grantee and an opportunity for Grantee, together with Grantee’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board Grantee was guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

3.Restrictions on Stock; Forfeiture.  Subject to any exceptions set forth in this Agreement or the Plan, unless otherwise determined by the Committee, during the period between the date of this agreement and the Vesting Date

(a) the Restricted Stock may not be sold, assigned, pledged or transferred by the Grantee; and

(b)all shares of Restricted Stock will be forfeited and returned to the Company if Grantee’s Continuous Service terminates for any reason prior to the Vesting Date (other than for reasons specified in Subsections 2(b) through 2(f)) and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

4.Rights as Shareholder.  Subject to the restrictions and other limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Stock will have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on, and the right to vote, such Restricted Stock.

5.Book Entry.  The Restricted Stock will be registered in the name of the Grantee and held by the Company’s transfer agent in uncertificated form in a restricted account.   Upon the termination of the restrictions imposed under this Agreement as to any shares of Restricted Stock held by the Company’s transfer agent hereunder, the Company will cause the unrestricted shares to be transferred electronically to Grantee’s brokerage account (or to the account of such

Grantee's legal representative, beneficiary or heir), subject to the withholding provision of Section 8.

6.Adjustment of Terms.  In the event of corporate transactions affecting the Company’s outstanding Common Stock, the Committee will equitably adjust the number and kind of shares subject to this Agreement to the extent provided by the Plan.

7.Notice of Election Under Section 83(b).  If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, he or she will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service.

8.Withholding Taxes.  The Grantee will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the Restricted Stock no later than the date of the event creating the tax liability.  In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including the Restricted Stock, valued at Fair Market Value on the date of delivery (which is defined as the closing price on the New York Stock Exchange on the previous trading day).  Provided, however, that if any of the events in Section 2 occurs on a date that is not a Business Day, the restrictions on the shares of Restricted Stock shall be deemed to have terminated for the purposes of this Section on the Business Day immediately preceding the date of such event. “Business Day” means any day other than a Saturday or Sunday that is not a day on which the New York Stock Exchange is authorized or required by law or regulations to be closed.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee.

9.The Committee.  Any determination by the Committee under, or interpretation of the terms of, this Agreement or the Plan will be final and binding on the Grantee.

10.Limitation of Rights.  The Grantee will have no right to continued employment by virtue of this grant of Restricted Stock.

11.Amendment.  The Company may amend, modify or terminate this Agreement, including substituting another Award of the same or a different type and changing the date of realization, provided that the Grantee's consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Grantee.

12.Governing Law.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida.

TECO ENERGY, INC.

By:	______________________

Phil L. Barringer

Chief Human Resources Officer

___________________________
Grantee

SCHEDULE A

The “Performance Period” is the period beginning January 1, 20___ and ending on December 31, 20___, unless one of the events specified in Subsections 2(b) through 2(f) (an “Early Termination Event”) occurs, in which case the Performance Period will end on the last day of the quarter following the Early Termination Event, unless the Early Termination Event occurs on a date that would cause the Performance Period to be shorter than four times as long as the period between the beginning of the Performance Period and the date of this Agreement, then the Performance Period will end on the last day of the quarter after that period of time has elapsed.

The “Performance Goal” for the Performance Period is earnings before interest, taxes, depreciation and amortization (“EBITDA”) of at least $_______, which shall be adjusted to exclude the effect of any of the following events that impact EBITDA: (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that the exclusion of the impact of the foregoing specified events from the calculation of a Performance Goal shall only be made to the extent permitted by Section 162(m) of the Code.  If the Performance Period ends prior to December 31, 20___ due to the occurrence of an Early Termination Event, the Performance Goal shall be prorated for the number of quarters that elapsed, beginning on January 1, 20__ and ending on the last day of the quarter following the Early Termination Event.

If the Performance Period ends on December 31, 20__ (that is, if an Early Termination Event has not occurred prior to that date), the “Vesting Date” is the date of the Compensation Committee’s certification that the Performance Goal has been achieved according to the terms of this paragraph, on which date, if the Performance Goal is achieved, the Restricted Stock will vest, subject to any restrictions on distributions of shares under the Plan and subject to Section 8 of this Agreement.    If an Early Termination Event occurs, the Vesting Date is the date as soon as practicable after the end of the Performance Period on which the shares shall vest, or on the Compensation Committee certification date, if such certification is required under Section 162(m) of the Internal Revenue Code.  If the Compensation Committee’s certification is required under Section 162(m) of the Internal Revenue Code, promptly after the end of the Performance Period, the Company will submit its calculation regarding the Performance Goal to the Compensation Committee for certification.  In no event will the Vesting Date be more than 45 days after the end of the Performance Period.